Exhibit (99)

                     [Letterhead of Deloitte & Touche LLP]

June 28, 2002

Office of the Chief Accountant
SECP Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read and agree with the comments in Part III of Form 12b-25 dated June 28, 2002 of Alliant Energy Corporation 401(k) Savings Plan.



Very truly yours,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP